                          HARRY'S FARMERS MARKET, INC.
                            1180 UPPER HEMBREE ROAD
                             ROSWELL, GEORGIA 30076


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 June 18, 1997


To the Holders of Common Stock of Harry's Farmers Market, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Harry's Farmers Market, Inc., a Georgia corporation (the "Company"), will be held in the Roswell Municipal Auditorium located at 950 Forrest Street, Roswell, Georgia 30075, on Wednesday, June 18, 1997 at 10:00 a.m., local time, for the following purposes:

(1) To elect five directors to serve for a term of one year and until their successors have been elected and qualified;

(2) To conduct such other business as may properly come before the Meeting or any adjournment thereof.

     Only shareholders of record as of the close of business on April 25, 1997 will be entitled to notice of and to vote at the Meeting or any adjournment thereof.

                              By Order of the Board of Directors

                              John L. Latham
                              Secretary
Roswell, Georgia
May 16, 1997


YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                          HARRY'S FARMERS MARKET, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 18, 1997


                                PROXY STATEMENT

     This Proxy Statement and form of proxy, which are first being mailed to shareholders on or about May 16, 1997, are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Harry's Farmers Market, Inc., a Georgia corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held in the Roswell Municipal Auditorium located at 950 Forrest Street, Roswell, Georgia 30075, on Wednesday, June 18, 1997 at 10:00 a.m., local time, and at any or all adjournments thereof (the "Meeting"). The address of the principal executive offices and the mailing address of the Company is 1180 Upper Hembree Road, Roswell, Georgia 30076 and the Company's telephone number is (770) 667-8878.

     Only shareholders of record at the close of business on April 25, 1997 (the "Record Date") will be entitled to notice of and to vote at the Meeting and any adjournments thereof. As of the Record Date, the Company had outstanding 4,118,056 shares of Class A Common Stock, 2,050,701 shares of Class B Common Stock and 1,222,221 shares of Series AA Preferred Stock.

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast on a matter at the Meeting will constitute a quorum to conduct business at the Meeting. Each share of Class A Common Stock issued and outstanding on the Record Date is entitled to one vote, while each share of Class B Common Stock issued and outstanding on the Record Date is entitled to ten (10) votes. Each share of the Series AA Preferred Stock issued and outstanding on the Record Date is entitled to such number of votes per share on each matter as shall equal the number of shares of Class A Common Stock (including fractions of a share) into which each share of Series AA Preferred Stock is convertible as of the Record Date. As of the Record Date, each share of Series AA Preferred Stock is convertible into approximately 1.39 shares of Class A Common Stock.

     Proxies which are returned properly executed and not revoked will be voted in accordance with the shareholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR the election of the nominees for director named herein, and on any other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. Abstentions and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not others) will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates however, abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum.

     Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the Meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date.

     The cost of this solicitation will be borne by the Company. In addition to the mails, proxies may be solicited by officers and regular employees of the Company, without remuneration, by personal interviews, telephone and facsimile. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of stock entitled to vote at the Meeting, and such persons will be reimbursed for the out-of-pocket expenses incurred by them in this connection.

                                AGENDA ITEM ONE
                             ELECTION OF DIRECTORS

     The Board of Directors of the Company, pursuant to the Company's Bylaws, has set the number of directors to serve for the next year at five, all of whom are to be elected at the Meeting. Proxies received will be voted for all the nominees named below, unless authority to do so is withheld. In the event any nominee is unable or declines to serve as a director at the time of the Meeting, the persons named in the proxy will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present Board of Directors. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or to serve if elected.

     Members of the Board of Directors are elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified. Directors will be elected by a plurality of the votes of the shares present or represented by proxy at the Meeting and entitled to vote on the election of directors.

     The following persons have been nominated for election to the Board of
Directors:

     Harry A. Blazer, age 46, is the founder of the Company and served as sole General Partner of the predecessor to the Company and as Chief Executive Officer from the Company's inception in 1987. Upon the Company's incorporation in 1993, Mr. Blazer was named a director and President and Chief Executive Officer and was elected to the additional office of Chairman in June 1994. From 1979 to 1987, Mr. Blazer was employed at DeKalb Farmers Market in Atlanta, Georgia and served as its General Manager from 1983 until 1987 when he left to form the Company.

     Terry L. Ransom, age 50, has extensive knowledge of information systems integration and management. Mr. Ransom has served as Executive Vice President and Chief Administrative Officer of the Company since September 1995 and was first elected to the Board of Directors of the Company in September 1995. Prior thereto, Mr. Ransom served as Chief Information Officer and Vice President of Information Systems from June 1995. From 1987 until June 1995, Mr. Ransom was employed as Director of Hospital Information Services for the Scottish Rite Children's Medical Center in Atlanta, Georgia. In addition to extensive information systems and management consulting experience, Mr. Ransom has had more than ten years experience in various positions with AT&T including nearly three years experience as national manager for implementing and supporting systems projects for AT&T's Overseas Accounting Department. He also has experience launching new business ventures in a variety of industries.

     Robert C. Glustrom, age 45, has been a practicing attorney since 1976. Mr. Glustrom has extensive management experience: in 1985 he became President of a Hyatt Development Corporation affiliated company, founding and opening an international retail, water sports and boating company. In 1987, Glustrom helped organize and headed development of the Holmes Hotel Company for Colgate Holmes, the past president of the Ritz-Carlton Hotel Company. In addition, Mr. Glustrom serves as President of Broadstreet, Inc., a bank holding company, and serves as Co-Chairman of AmTrade International Banks based in Atlanta, Georgia and Miami, Florida. Mr. Glustrom was first elected to the Board of Directors of the Company in September 1995.

     John D. Branch, age 41, has broad business experience in strategic and financial management, and has served as a Senior Vice President and Chief Financial Officer at Earl Scheib, Inc. since April 1996. Prior to joining Earl Scheib, Inc., Mr. Branch was Senior Vice President and Chief Financial Officer of Mac Frugals, a large national retailer, where he was employed from August 1995 until April 1996. Preceding his tenure at Mac Frugals from September 1990 until January 1995, he was a Senior Vice President of Finance at Thrifty Payless Corporation, one of the largest retailers in the United States. Mr. Branch previously had ten years experience with Arthur Andersen & Co. and four years experience with The May Department Stores. Mr. Branch was first elected to the Board of Directors of the Company in September 1995.

     William J. Horvath, age 51, has over twenty-two years experience as a corporate real estate executive. Since 1994, Mr. Horvath has been Executive Director of Chain Links, a cooperative group of 28 real estate companies that represent the real estate needs of retail and restaurant companies. From 1992 until 1994, Mr. Horvath served as Vice President of Solo Serve and from 1990-1992, he was a general partner and Executive Vice President of EZ's Restaurants, a start up company. Prior thereto, from 1976 until 1990, Mr. Horvath was employed by the H. E. Butt Grocery Company where he was Senior Vice President and served on the Board of Directors.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

Additional Executive Officers of  the Company:

     Harold C. Weissman, age 43, has served as the Company's Chief Financial Officer since June, 1996 and as Treasurer since 1995. From 1990 until 1991, Mr. Weissman was employed by the Company, as Director of Training and from 1991 until 1995 Mr. Weissman served as Director of Accounting. Before coming to the Company in 1990, Mr. Weissman acquired an extensive background in bank auditing while employed at Grant Thornton, L.L.P. from 1976 until 1978 and thereafter acquired ten years experience as a controller for various manufacturing, retail and wholesale companies.

     John L. Latham, age 42, was appointed Secretary and General Counsel for the Company in September 1995. From 1992 until 1996, Mr. Latham was a partner in the firm of Nelson, Mullins, Riley & Scarborough, L.L.P. In August 1996, Mr. Latham joined as a partner to the law firm of Alston & Bird LLP, which currently serves as general counsel for the Company.

Meetings of the Board of Directors and Committee

     During the fiscal year ended January 29, 1997, the Board of Directors held a total of six meetings. Each director attended all of the Meetings held by the Board of Directors and by committees of the Board on which such director served during the past fiscal year.

     The Company's Board of Directors has the following standing committees:

     (a) The Executive Compensation Committee is currently comprised of Harry A. Blazer and Robert C. Glustrom. The function of this committee is to establish salaries, bonuses and other compensation for the Company's officers. The Executive Compensation Committee did not meet during the last fiscal year, but had informal discussions from time to time and acted by unanimous written consent on one occasion.

     (b) The Audit Committee is currently comprised of Mr. Branch. The function of this committee is to review and make recommendations to the Board of Directors on the Company's audit procedures and independent auditor's report to management, to recommend to the Board of Directors the appointment of independent auditors for the Company and to establish and monitor the Company's financial policies and control procedures. The Audit Committee met two times during the last fiscal year, and had informal discussions with management and the Company's auditors from time to time.

     (c) The Stock Option Committee is currently comprised of Messrs. Blazer and Glustrom. The function of this committee is to administer the Company's 1993 Management Incentive Plan and 1996 Employee Stock Purchase Plan. The Stock Option Committee did not meet during the last fiscal year, but had informal discussions from time to time.

     The Company does not have a Directors' Nominating Committee, that function being reserved to the entire Board of Directors.

Directors' Compensation

     The Company pays each of its directors a quarterly retainer of $2,500, as well as reimbursing its directors for any travel and related expenses incurred in connection with their physical attendance at each meeting of the Company's Board of Directors.

     The Company's 1996 Director Stock Option Plan (the "Director Plan") provides that each director who is not a holder of more than 5% of the shares of stock of the Company ("Eligible Directors") will be granted thereunder five-year options to purchase 10,000 shares of Common Stock upon (i) his initial election as a director of the Company and (ii) the day immediately following the day of each Meeting of Shareholders of the Company, provided that such director shall not have been granted an option under the aforementioned clause (i) during the same calendar year as the year of such Meeting of Shareholders. The exercise price of such options shall be equal to the fair market value of the Common Stock on the date of grant and such options vest in one-third increments on each of the first three anniversaries of the date of grant. In addition to the aforementioned automatic grants, upon the initial adoption of the Director Plan, each Eligible Director was granted an option to purchase 30,000 shares of the Company's Common Stock, which options were vested as to 20,000 of such shares on the date of grant and the remaining 10,000 shares are to vest on the day prior to the Meeting.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers, and persons who own more than 10% of the outstanding Class A Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Such officers, directors and 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended January 29, 1997, the Company's officers, directors and 10% shareholders complied with all Section 16(a) filing requirements applicable to them.

Security Ownership of Certain Beneficial Owners and Management

     Based solely on information made available to the Company, the following table sets forth certain information as of April 25, 1997 with respect to the beneficial ownership of the Company's equity securities by (i) all persons known to the Company to beneficially own more than five percent (5%) of any class of voting securities of the Company, (ii) each executive officer of the Company named in the Summary Compensation table on page 5 of this proxy statement, (iii) each director and nominee for director of the Company, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the named person has sole voting and investment power with respect to all shares.

     Harry A. Blazer is the only holder of Class B Common Stock of the Company. Such shares are entitled to ten votes per share. If at any time any shares of Class B Common Stock are beneficially owned by any person other than Mr. Blazer (or entities controlled by him) or upon his death, such shares automatically convert to an equal number of shares of Class A Common Stock.

     As described above, each share of Series AA Preferred Stock is currently convertible into approximately 1.39 shares of Class A Common Stock at any time, until the mandatory redemption date of December 1, 2001.

                                                      Shares Beneficially Owned              Percent of  Pertcent of Total
                                                      -------------------------
  Beneficial Owner                               Class                        Shares         Class        Voting Power
  ---------------                        ----------------------------------------------   ------------  -----------------

Harry A. Blazer                           Class A Common Stock                31,000/1/          *
                                          Class B Common Stock             2,050,701/2/        100.00%
                                                                           ---------
                                          Total                            2,081,701                             78.04%

Robert Fleming                            Series AA Preferred Stock          883,666            72.30
   Nominees Ltd./3/                       Class A Common Stock               392,421/4/          8.80
                                                                             -------
                                          Total                            1,276,087                               6.08

AXA Equity & Law                           Series AA Preferred Stock         166,667            13.64                *
   Life Assurance Society/5/

Orbis Pension Trustees Ltd./6/             Series AA Preferred Stock         111,111             9.09                *

Progressive Food Concepts, Inc./7/              Class A Common Stock       2,000,000            32.69              7.06

Terry L. Ransom                                 Class A Common Stock          34,500/8/           *                  *

Robert C. Glustrom                              Class A Common Stock         100,000/9/           *                  *

John D. Branch                                  Class A Common Stock          40,000/10/          *                  *

William J. Horvath                              Class A Common Stock           6,000              *                  *

All directors and
executive officers                              Class A Common Stock         207,756/11/         4.86
as a group                                      Class B Common Stock       2,050,701           100.00%
                                                --------                   ---------
(5 persons)                                     Total                      2,258,457/11/                          78.25%
---------------------

*less than 1%

1 Shares owned by Mr. Blazer's wife, with respect to which Mr. Blazer disclaims beneficial ownership.

2 Includes 2,049,400 shares owned by Harry Blazer, Inc., an entity of which Mr. Blazer is sole director and sole stockholder. Mr. Blazer's address is 1180 Upper Hembree Road, Roswell, Georgia 30076

3 Based on information the Company obtained from Robert Fleming Nominees Ltd.'s Schedule 13-G filed on February 14, 1997. Includes shares registered in the name of Robert Fleming Nominees Ltd. on behalf and for the benefit of investment funds managed by Robert Fleming, Inc. or one of its affiliates. The address of Robert Fleming Inc., is 1285 Avenue of the Americas, 16th Floor, New York, New York 10019

4 Includes presently exercisable warrants to purchase 300,000 shares of Class A Common Stock.

5 The address for AXA Equity & Law Life Assurance Society is 20 Lincoln's Ninn Fields, London, WC2A 3ES, England.

6 The address for Orbis Pension Trustees Ltd. is One Connaught Place, London, W2 2DY, England.

7 Based on information the Company obtained from Progressive Food Concepts, Inc.'s Schedule 13-D filed on February 10, 1997. Represents presently exercisable warrants to purchase 2,000,000 shares of Class A Common Stock. The address of Progressive Food Concepts, Inc. is 14103 Denver West Parkway, Golden, Colorado 80401.

8    Represents shares subject to presently exercisable stock options.

9    Includes 80,000 shares subject to presently exercisable stock options.

10   Represents shares subject to presently exercisable stock options.

11   Includes 146,750 shares subject to presently exercisable stock options.

     There are no arrangements known to the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.

EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning compensation paid or accrued by the Company, for services rendered in all capacities during the fiscal years ended February 1, 1995 ("fiscal 1995"), January 31, 1996 ("fiscal 1996") and January 29, 1997 ("fiscal 1997"), for the Company's Chief Executive Officer and the other most highly compensated executive officer of the Company whose total annual salary and bonus for fiscal 1997 exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                               Long-Term
                                                              Compensation
                                                              ------------
                                 Annual Compensation           Securities
                                ---------------------
           Name and                                            Underlying
      Principal Position        Fiscal Year   Salary   Bonus   Options/1/
------------------------------  -----------  --------  -----  ------------

Harry A. Blazer                        1997  $200,000     --            --
  Chairman, President, Chief           1996   100,000     --            --
  Executive Officer and a              1995   100,000     --            --
  Director

Terry L. Ransom/2/                     1997   102,466     --        30,000
  Vice President and a                 1996    69,918     --         9,000
  Director

---------------------
/1/ See "Option Grants in Last Fiscal Year" table for additional information regarding options granted in fiscal 1996 to the Named Executive Officers and "Director Compensation".

/2/  Mr. Ransom first became employed by the Company in June 1995.

The following table presents information regarding grants to the Named Executive Officers of options to purchase shares of the Company's Class A Common Stock during fiscal 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                   Individual Grants                   Potential Realizable
                   ------------------------------------------------      Value at Assumed
                   Number of   Percent of Total                            Annual Rates of
                   Securities       Options                                  Stock Price
                   Underlying     Granted to      Exercise                Appreciation for
                    Options        Employees        Price    Expiration   Option Term   /1/
                                                                         -------------------
Name               Granted/2/   in Fiscal Year    Per Share     Date        5%       10%
-----------------  ----------  ----------------   ---------  ----------  --------   -------

Terry L. Ransom        30,000               9.2%      $3.00    3/4/2001   $24,865   $54,946


1 The dollar amounts under these columns represent the potential realizable value of each option assuming that the market price of the Class A Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by regulation and therefore are not intended to forecast possible future appreciation, if any, of the price of the Class A Common Stock.

2 Total number of shares underlying options granted to employees for fiscal 1997 was 325,575. The exercise price of the options granted is at least equal to the fair market value of the Company's Class A Common Stock on the date of the grant.

     The following table presents information regarding the value of options outstanding at January 29, 1997 held by the Named Executive Officers. There were no options exercised by the Named Executive Officers in fiscal 1997.

                       FISCAL 1997 YEAR-END OPTION VALUES

                   Number of Securities Underlying    Value of Unexercised
                       Unexercised Options at       In-the-Money Options at
                           Fiscal Year-End             Fiscal Year-End/1/
                   -------------------------------  ------------------------
                                         Not                         Not
      Name           Exercisable     Exercisable    Exercisable  Exercisable
-----------------  ---------------  --------------  -----------  -----------

Terry L. Ransom             34,500           4,500      $18,750        - 0 -

1 Based on a closing bid price of $3.625 per share of Class A Common Stock on January 29, 1997 as reported by the Nasdaq National Market.

Compensation Committee Interlocks and Insider Participation

     As noted above, the current members of the Executive Compensation Committee are Harry A. Blazer and Robert C. Glustrom. None of these individuals served as a member of the compensation committee or other board committees performing similar functions of any other entity during fiscal 1997.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Executive Compensation Committee on Executive Compensation and the Shareholder Return Performance Graph shall not be incorporated by reference into any such filings.

                        REPORT OF EXECUTIVE COMPENSATION
                      COMMITTEE ON EXECUTIVE COMPENSATION

     In accordance with the proxy statement rules of the Securities and Exchange Commission, the Executive Compensation Committee of the Board of Directors has furnished the following report on the Company's executive compensation policy for the Chief Executive Officer and the executive officers of the Company for the fiscal year ended January 29, 1997:

     The Company's policy with regard to executive compensation has been designed to:

     . Adequately and fairly compensate executive officers in relation to their responsibilities, capabilities and contributions to the Company and to do so in a manner that is commensurate with compensation paid by companies of comparable size within the Company's industry;

     . Reward executive officers for the achievement of short-term operating goals and for the enhancement of the long-term shareholder value of the Company; and

     . Align the interests of executive officers with those of the Company's shareholders with respect to short-term operating results and long-term shareholder value.

     The primary components of compensation paid by the Company to executive officers, and the relationship of such components to the Company's performance, are discussed below.

Base Salary

     Each year, the Executive Compensation Committee reviews and approves the base salaries to be paid by the Company during the following year to members of senior management, except for that of Harry A. Blazer, the Company's Chief Executive Officer whose compensation is determined by the Board of Directors with Mr. Blazer abstaining, annual adjustments to base salaries are determined based on the individual's performance and contributions to the Company's success.

     During fiscal 1995, at the request of Harry A. Blazer, the Company's Chief Executive Officer, the Executive Compensation Committee agreed to reduce Mr. Blazer's salary to $100,000. The decision to maintain Mr. Blazer's compensation at $100,000 during fiscal 1996 was based on the rationale that he not receive compensation that might be perceived as excessive by the Company's shareholders in light of the disappointing performance of the Company during recent years.
In support of its decision relating to Mr. Blazer's salary, the Committee acknowledged that Mr. Blazer remained amply incentivized to improve the Company's performance by virtue of his position as the controlling stockholder of the Company. The Committee believes that Mr. Blazer's fiscal 1996 compensation was significantly less than the average salary for president/chief executive officers in publicly traded retail trade companies with $150 million in annual revenue./1/ The Board of Directors voted (with Mr. Blazer abstaining) to increase Mr. Blazer's salary for fiscal 1997 to $200,000.

     All of the other key executives' salaries were also significantly less than the average market value paid to executives with similar responsibilities in the comparison group.


----------------------------------
/1/ The comparison group used for purposes of this report includes public companies in the retail trade business with annual revenue of $150 million, as identified in Executive Compensation Survey: Top Management Regression Analysis
              ------------------------------------------------------------------
Report, by Wyatt Data Services (1994-95 Edition).
------

Stock Options

     The Company has, from the date of its initial public offering, utilized stock option grants as an incentive for executive performance./2/ Stock option grants provide executives with the opportunity to buy and maintain an equity interest in the Company and to share in the rewards of stock appreciation.
Stock option grants have value only if the stock appreciates in value from the date the options are granted. Executives are encouraged to hold shares upon the exercise of the options, linking their interests to those of other shareholders.

Bonuses

     In fiscal 1997, the Company did not utilize the payment of bonuses as part of its compensation to executive officers.

Summary

     The Committee remains committed to the implementation of compensation practices that are increasingly linked to the performance of the Company. It believes that the current compensation policies and practices are appropriate considering the Company's disappointing performance during the last fiscal year. As the Company's performance improves, it is anticipated that performance-based compensation practices will be implemented.

                                Harry A. Blazer
                               Robert C. Glustrom





------------------------
/2/ Mr. Blazer, as a member of the Stock Option Committee, is not eligible to receive stock option grants pursuant to the Company's 1993 Management Incentive Stock Option Plan.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Class A Common Stock against the cumulative total return of the Nasdaq Stock Market Index and a composite index for corporations in the same industry as the Company (i.e., classified under the same Standard Industrial Classification Code ("SIC"), 541-- Grocery Stores) (the "Industry Index") for the period commencing May 20, 1993 (the date the Company's Class A Common Stock commenced trading on the Nasdaq National Market) and ending January 29, 1997. Information with regard to SIC classifications in general can be found in the Standard Industrial Classification Manual published by the Executive Office of the President, Office of Management and Budget. The graph assumes that the value of the investment in the Company's Class A Common Stock and each index was $100 on May 20, 1993. The change in cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for the period, assuming dividend reinvestment, and (b) the change in share price between the beginning and end of the period, by (ii) the share price at the beginning of the period. The Company has not paid any dividends during the period covered by the graph.




                                      Total Returns for Years Ending
                                      ------------------------------
                           5/20/93   1/31/94   1/31/95   1/31/96   1/31/97
Harry's Farmers Market    $ 100.00  $  88.46  $  51.28  $  14.74  $  21.35
Industry Index            $ 100.00  $ 104.57  $ 107.64  $ 132.03  $ 189.23
NASDAQ Market Index       $ 100.00  $ 112.26  $ 106.09  $ 148.55  $ 221.56

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

          Grant Thornton LLP, the Company's independent auditors since 1990, have been appointed by the Board of Directors as the Company's independent auditors for fiscal 1998. A representative of Grant Thornton LLP is expected to be present at the Meeting, to be available to answer appropriate questions and to make a statement if desired.

       SHAREHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING OF SHAREHOLDERS

          Shareholder proposals to be presented at the 1998 Annual Meeting of Shareholders of the Company must be received at the Company executive offices at 1180 Upper Hembree Road, Roswell, Georgia 30076, addressed to the attention of the Secretary, by January 16, 1998 in order to be included in the proxy statement and form of proxy relating to such meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.


                                 ANNUAL REPORT

          The Company's 1997 Annual Report is concurrently being mailed to shareholders. The Annual Report contains consolidated financial statements of the Company and the report thereon of Grant Thornton LLP, independent public accountants.

                              By Order of the Board of Directors


                              John L. Latham
                              Secretary
May 16, 1997

PROXY
                          HARRY'S FARMERS MARKET, INC.
                            1180 Upper Hembree Road
                             Roswell, Georgia 30076

    The undersigned stockholder of Harry's Farmers Market Inc. (the "Company"), hereby constitutes and appoints Harry A. Blazer and John L. Latham, or either one of them, each with full power of substitution, to vote the number of shares of Class A Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Roswell Municipal Auditorium, 950 Forrest Street, Roswell, Georgia 30075 on Wednesday, June 18, 1997, at 10:00 A.M., local time, or at any adjournments thereof (the "Annual Meeting"), upon the proposal (the "Proposal") described in the Notice to the Holders of Annual Meeting of Shareholders and Proxy Statement, the receipt of which is hereby acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or will not serve and are further authorized to vote on other matters which may properly come before the Annual Meeting and any adjournments thereof. The Board of Directors recommends a vote FOR the Proposal.

    Election of Directors. On the Proposal to elect the following directors to serve until the 1998 Annual Meeting of Shareholders of the Company and until their successors are elected and qualified:

              Harry A. Blazer
              John D. Branch
              Robert C. Glustrom
              William J. Horvath
              Terry L. Ransom
                        For [ ]     Withhold Authority [ ]

    To withhold authority for any individual nominee(s), write the name of the nominee(s) in the space provided:

--------------------------------------------------------------------------------

    This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the Proposal and with discretionary authority on all other matters that may properly come before the Annual Meeting or any adjournments thereof.

    Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each stockholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

                              Shares Held:
                                          ------------------------------

                              ------------------------------------------
                                        Signature of Shareholder


                              ------------------------------------------
                               Signature of Shareholder (if held jointly)


                              Dated:                          , 1997
                                     -------------------------
                                         Month     Day



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HARRY'S FARMERS MARKET, INC. AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.